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                                                                 EXHIBIT 23
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 2, 1996, (the Report of Independent Public Accountants) appearing on page 26 of the 1995 Annual Report to Shareholders of Edison International (formerly SCEcorp) (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1995 of Edison International. It should be noted that we have not audited any financial statements of Edison International subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

    We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 34 of this Annual Report on Form 10-K, in the Edison International Registration Statements which follow:

  Registration Form               File No.               Effective Date
  -----------------               --------               --------------

     Form S-8                     33-32302                June 2, 1993
     Form S-8                     33-46713                June 2, 1993
     Form S-8                     33-46714                June 2, 1993
     Form S-3                     33-47389                June 2, 1993
     Form S-8                     33-51225                November 30, 1993
     Form S-3                     33-44148                September 17, 1993



                         ARTHUR ANDERSEN LLP
                         ARTHUR ANDERSEN LLP


Los Angeles, California
March 27, 1996